Exhibit 3.9

October 1, 2020

OFFICER’S CERTIFICATE OF CORPORATE RESOLUTION

I, Patricia Izabel Kovacevic, officer of Andina Gold Corp (formerly Redwood Green Corp), a Nevada corporation, do hereby certify that on August 26, 2020 all of the Directors of the corporation signed and consented to the adoption of the following resolutions:

WHEREAS, the Company desires to change the name of the Company to “Andina Gold Corp.” and WHEREAS, Section 92A:180 of the Nevada Revised Statutes authorizes the merger of a subsidiary corporation into a parent corporation and the survivor’s name change, without the requirement of stockholder approval; and WHEREAS, the Company has formed a wholly owned Nevada subsidiary under the name “Andina Gold Corp.” (“Subsidiary”), in order to most efficiently and effectively accomplish a merger and name change as described above; and WHEREAS, after careful and extensive discussion of the merger and name change, and in consideration of the business, legal and financial issues resulting therefrom, the Board of Directors has concluded that it is in the best interests of the Company to approve the merger and name change,

THEREFORE, on August 26, 2020 the Board of Directors of the corporation RESOLVED, that the merger of Subsidiary with and into the Company, substantially upon the terms and conditions set forth in a certain plan of merger, substantially in the form presented to the undersigned (the “Plan of Merger”) and attached as Appendix A to the resolution, and with such changes as may be approved by the Chief Executive Officer of the Company, be and hereby is approved and adopted, a copy which shall be attached hereto and made a part hereof; and FURTHER RESOLVED, that in accordance with the Plan of Merger, on the Effective Date, (i) the Company’s Articles of Incorporation will be amended to change the name of Company to “Andina Gold Corp.”; (ii) each share of stock of the Company issued and outstanding prior to the Merger will remain issued and outstanding and constitute one hundred percent (100%) of the issued and outstanding shares of all classes of stock of the Survivor; and (iii) the Subsidiary will be merged with and into the Company and the Company, as Survivor, will thereafter assume all of the obligations of the Company; and FURTHER RESOLVED, that the each and any officer of the Company be and hereby is authorized, empowered and directed, to execute Articles of Merger, on behalf of the Company, and cause the same to be filed with the Nevada Department of State; and FURTHER RESOLVED, that and each of the Officers of the Company is, and collectively, are authorized, empowered and directed to take all such further action and do all things for and on behalf of the Company, as may be necessary, appropriate, or convenient to implement any and all of the foregoing resolutions, to perform the obligations of the Company under the documents referred to in the foregoing resolutions, and to carry out the transactions contemplated thereby, in his discretion and on advice of legal counsel, as conclusively evidenced by their signature thereto, may deem necessary or appropriate in connection with the merger, the Company’s name change and to continue the Company’s business and operations under the new name; and be it FURTHER RESOLVED, that these action and documents may be carried out and signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument, and shall be effective as of the date first set forth above.

I further certify that the document attached as Exhibit 1 hereto is a true and accurate copy of the action of the Board of Directors by unanimous consent in writing referenced herein.

I further certify that the foregoing resolutions are in full force without rescission, modification or amendment.

One exhibit attached.

________________________

Signed by Patricia I. Kovacevic

Commonwealth of Pennsylvania

County of

Signed before me on October 1, 2020 by Patricia Izabel Kovacevic

Signature of notarial officer

Stamp

Title of office

My commission expires:

Exhibit 1 – Board Consent Without Meeting Dated August 26, 2020